UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported):  March 21, 2011

BROADCAST INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

UTAH	0-13316	87-0395567
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

7050 UNION PARK AVENUE, SUITE 600 SALT LAKE CITY, UTAH	84047
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (801) 562-2252

Former name or former address, if changed since last report: Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

BROADCAST INTERNATIONAL, INC.

FORM 8-K

ITEM 3.02

Unregistered Sales of Equity Securities

On March 21, 2011, Broadcast International, Inc. (the “Company”), converted $784,292 of its short-term debt into equity through the issuance of common stock and warrants to two lenders at the same unit pricing as the Company’s recent equity raise in December 2010. In consideration of converting the short- term loans on the basis of $1.20 for two shares of common stock plus one warrant at an exercise price of $1.00, the Company issued 1,307,153 shares of common stock and warrants to acquire up to 653,576 shares of common stock, which warrants have a five year term and are exercisable at $1.00 per share. The Company’s objective for converting the short-term debt into equity is to conserve cash for further market development.

In conjunction with the conversion, the Company secured a waiver from Castlerigg Master Investments, LTD, its senior note holder (the “Holder”), that allowed the Company to make this one-time conversion of short-term debt into equity without triggering the anti-dilutive stock conversion reset provision contained in its Amended and Restated Senior Convertible Note in the principal amount of $5,500,000 dated December 23, 2010 (the “Note”).  Without the waiver, the current conversion rate of $1.35 per share of the Note would have reset to $.60 per share. By retaining the conversion price of $1.35 per share on the Note, the Company avoided the shareholder dilution of approximately 5,092,593 additional shares of stock if the Holder had converted the Note in the future at a $.60 per share conversion price.  In exchange for the Holder granting the waiver, the Company issued to the Holder a warrant granting the Holder the right to acquire up to 400,000 shares of common stock, which is exercisable for five years, at an exercise price of $.05 per share. The Company believes the cost of the warrant issuance to obtain the waiver  was substantially outweighed by the  value received of avoiding the potential future shareholder dilution of 5,092,593 shares, particularly in light of the current market price of the Company’s common stock.

The above described conversion also results in a decrease of approximately $.01 per share in the exercise price of $1.00 per share of warrants to acquire an aggregate of 12,499,980 shares issued to investors in the recent equity raise completed in December 2010 due to anti-dilution provisions contained in those warrants.

The lenders of the short-term debt and the Holder of the Note were accredited investors and were fully informed regarding their investment.  In the transactions, we relied on the exemptions from registration under the Securities Act set forth in Section 4(2) and Section 4(6) thereof.

ITEM 9.01.

Financial Statements and Exhibits

None

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  March 22, 2011.

BROADCAST INTERNATIONAL, INC.

a Utah corporation

By:

  /s/ Rodney M. Tiede

Name:

Rodney M. Tiede

Title:

President and Chief Executive Officer

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